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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference to the Registration Statement (Form S-8) of Argonaut Technologies, Inc. pertaining to the 2000 Incentive Stock Plan and the 2000 Employee Stock Purchase Plan of our report dated February 2, 2001, with respect to the consolidated financial statements of Argonaut Technologies, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
February 1, 2002